Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Aretesyn Technologies, Inc. 1990 Outside Directors Stock Option Plan, as amended, of our report dated January 26, 2004, with respect to the consolidated financial statements and schedule of Artesyn Technologies, Inc. included in its Annual Report on Form 10-K for the year ended December 26, 2003, filed with the Securities and Exchange Commission.

Ernst & Young LLP Certified Public Accountants

West Palm Beach, Florida
October 20, 2004